Exhibit 99.1

SPRINGLEAF FINANCE CORPORATION ANNOUNCES PRICING OF

$700 MILLION AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES

EVANSVILLE, INDIANA. November 25, 2014 — Springleaf Holdings, Inc. (NYSE:   LEAF) (“SHI”) announced today that its indirect, wholly owned, subsidiary Springleaf Finance Corporation (“SFC”) priced $700 million aggregate principal amount of 5.25% senior notes due 2019 (the “ notes”) in connection with its previously announced registered notes offering.  The notes will be guaranteed on an unsecured basis by SHI (the “guarantee”).  The size of the offering of notes has been upsized from $500 million to $700 million.  The closing of the offering is expected to occur on December 3, 2014, subject to customary closing conditions.

SFC intends to use the net proceeds from this offering to retire indebtedness and for other general corporate purposes.

The offering is being made only by means of a prospectus supplement and accompanying base prospectus. SHI and SFC have filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates and will file a final prospectus supplement relating to the offering. Prospective investors should read the prospectus supplement and base prospectus in that registration statement and other documents SHI and SFC have filed or will file with the SEC for more complete information about SHI and SFC and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies of the final prospectus supplement and the accompanying base prospectus for the offering, when available, may be obtained by contacting (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, New York, NY 10038, Attention:  Prospectus Department, by telephone (toll-free) at (800) 294-1322 or by e-mail at dg.prospectus_requests@baml.com or (ii) Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone (toll-free) 1-800-831-9146 or by email batprospectus@citi.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.

About Springleaf Holdings, Inc.

SHI is a leading consumer finance company providing responsible loan products to customers through its nationwide branch network and through its internet lending business, known as our iLoan division.  SHI has a nearly 100-year track record of high quality origination, underwriting and servicing of personal loans, primarily to non-prime consumers.  SHI operates one of the largest consumer finance branch networks in the United States, serving its customers through nearly 830 branches in 26 states.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, SHI’s and SFC’s intention to consummate this offering and issue the notes and the guarantee and SFC’s intended use of proceeds of the offering.  The consummation of the offering is subject to market conditions and other factors that are beyond our control.  Accordingly, no assurance can be given that the offering will be completed on the contemplated terms or at all and you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” in the prospectus supplement related to the offering and in SHI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in SFC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  Neither SHI nor SFC undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Springleaf Holdings, Inc.

David R. Schulz, 812-468-5180